As filed with the Securities and Exchange Commission on July 22, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-2921318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

220 E. Central Parkway

Suite 2060

Altamonte Springs, Florida 32701

(407) 741-5300

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Sean O’Connor, Chief Executive Officer

International Assets Holding Corporation

220 E. Central Parkway

Suite 2060

Altamonte Springs, Florida 32701

(407) 741-5300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Alfred G. Smith, Esq. Shutts & Bowen LLP 201 S. Biscayne Boulevard 1500 Miami Center Miami, Florida 33131 (305) 358-6300	Edward F. Petrosky James O’Connor Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☒    Non-accelerated filer  ☐    Smaller reporting company   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, $0.01 par value per share	$150,000,000(1)	100%(2)	$150,000,000	$5,895

Secondary Offering:
Common Stock, $0.01 par value per share	200,000 shares	$29.995(3)	$5,999,000(3)	$236
Total:			$155,999,000	$6,131

(1)	There are being registered hereunder an indeterminate number of shares of common stock that may be issued by the registrant at various times and at indeterminate prices, with a total offering amount not to exceed $150,000,000. In no event will the aggregate maximum offering amount of all shares of common stock issued by the registrant from time to time pursuant to this registration statement exceed $150,000,000. The registrant will establish the proposed maximum offering price per share if and when it offers securities registered under this registration statement.
(2)	The registration fee for the Primary Offering has been calculated pursuant to Rule 457(o) under the Securities Act.
(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low sales price of our common stock reported on The NASDAQ Global Market on July 21, 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 22, 2008

Prospectus

INTERNATIONAL ASSETS HOLDING CORPORATION

$150,000,000 Common Stock

200,000 Shares of Common Stock Offered by the Selling Stockholders

From time to time, we may offer and sell shares of our common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. The aggregate public offering price of shares of common stock offered by us under this prospectus will not exceed $150,000,000. The Selling Stockholders may offer and sell, from time to time, an aggregate of up to 200,000 shares of common stock under this prospectus. We will not receive any proceeds from the sale of common stock by the Selling Stockholders. See “Use of Proceeds” on page 4 and “Selling Stockholders” on page 5 of this prospectus.

This prospectus provides you with a general description of the shares that may be offered in one or more offerings. Each time we offer shares, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Our common stock is traded on the NASDAQ Global Market under the trading symbol “IAAC.” On July 21, 2008, the last reported sale price of our common stock on the NASDAQ Global Market was $29.47 per share.

Investing in our common stock involves risks. See the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to sell any of our common stock unless accompanied by a prospectus supplement.

The common stock may be sold by us or the Selling Stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any common stock with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over allotment options will be set forth in a prospectus supplement. The price to the public of such common stock and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC

This prospectus is dated July     , 2008.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. This prospectus and any prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Using this process, we may offer from time to time up to $150,000,000 of our common stock in one or more offerings and the Selling Stockholders may offer from time to time up to 200,000 shares of common stock.

Each time we or the Selling Stockholders use this prospectus to offer shares of common stock, we or the Selling Stockholders will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to or update other information contained in this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we may authorize to be delivered to you. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain a copy of this information, without charge, as described in the “Where You Can Find More Information” section. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

We encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus before making a decision whether to invest in the common stock.

References in this prospectus to “the Company,” “we,” “us” and “our” refer to International Assets Holding Corporation, a Delaware corporation, and its consolidated entities, unless the context otherwise requires.

THE COMPANY

We are a financial services firm focused on select international markets. We commit our own capital and expertise to market-making and trading of financial instruments, currencies and commodities, and to asset management. Our activities are currently divided into the following five functional areas.

International Equities Market-Making. We are a leading US market maker in select foreign securities, including unlisted American Depository Receipts and foreign common shares. We provide execution and liquidity primarily to U.S.-based wirehouses, regional broker-dealers and institutional investors.

International Debt Capital Markets. We actively trade a wide variety of international debt instruments including both investment grade and higher yielding emerging market bonds with particular focus on smaller emerging market sovereign, corporate and bank bonds that trade worldwide on an over-the-counter basis. We also originate international debt transactions for issuers located primarily in emerging markets. This includes bond issues, syndicated loans, asset securitizations as well as forms of other negotiable debt instruments.

Foreign Exchange Trading. We trade select illiquid currencies of developing countries. Our target customers are financial institutions, multi-national corporations, governmental and charitable organizations operating in these developing countries. In addition, we execute trades based on the foreign currency flows inherent in our existing international securities activities. We primarily act as a principal in buying and selling foreign currencies on a spot basis.

Commodities Trading. We provide a full range of over-the-counter precious and base metals trading and hedging capabilities to producers, consumers, recyclers and investors with a particular focus on transactions that include physical delivery. Acting as a principal, we commit our own capital to buy and sell the metals on a spot and forward basis.

Asset Management. We provide asset management services through INTL Consilium, LLC, an asset management joint venture in which we hold a 50.1% interest, and through two wholly owned subsidiaries— INTL Capital Ltd. and Gainvest S.A. Sociedad Gerente de Fondos Communes de Inversion. INTL Consilium, LLC acts as the investment manager for private investment funds organized by INTL Consilium, LLC and others. INTL Capital Ltd. acts as the investment adviser to INTL Trade Finance Fund Ltd. Gainvest acts as an investment adviser to three investment funds organized and traded in Argentina to high net worth individuals.

Corporation Information

The address of our principal executive offices is 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701 and our telephone number is (407) 741-5300. Our internet address is www.intlassets.com. Information on our website is not a part of this prospectus.

FORWARD LOOKING STATEMENTS

This prospectus and the documents we have incorporated by reference into this prospectus include forward-looking statements, in accordance with Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current estimates, expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements include, among other things, the information concerning our possible future results of operations, business and growth strategies, financing plans, our competitive position and the effects of competition, the projected growth of the industries in which we operate, and the benefits and synergies to be obtained from our completed and any future acquisitions. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important facts that could cause our actual results to differ materially from the results referred to in the forward-looking statements we make in this prospectus include:

•	adverse changes in economic, political and market conditions,

•	losses from our market-making and trading activities arising from counter-party failures and changes in market conditions,

•	the possible loss of key personnel,

•	the impact of increasing competition,

•	the impact of changes in government regulation,

•	the possibility of liabilities arising from violations of federal and state securities laws and

•	the impact of changes in technology in the securities and commodities brokerage industries.

Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and the applicable prospectus supplement. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale by us of our common stock for general corporate purposes, including, but not limited to, expanding our existing businesses, repaying or refinancing of debt, and acquiring additional businesses. We will not receive any proceeds from any sales by the Selling Stockholders of their shares of common stock. Additional information on the use of proceeds from the sale of common stock offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not plan to pay any such cash dividends in the foreseeable future. Our ability to pay dividends is subject to restrictions set forth in our principal credit agreements as well as restrictions on the payment of dividends as a result of the net capital requirements imposed on registered broker-dealers. The payment of cash dividends in the future is subject to the discretion of the Board of Directors and will depend on our earnings, financial condition, capital requirements and other relevant factors.

SELLING STOCKHOLDERS

The following table sets forth, as of June 30, 2008:

•	The name and address of each selling stockholder;

•	The number of shares and the percentage of shares beneficially owned by each selling stockholder;

•	The maximum number of shares that may be offered by each selling stockholder;

•	The number of shares and the percentage of shares to be beneficially owned by each selling stockholder after the sale of all the shares.

Each selling stockholder may offer and sell, from time to time, some or all of the shares covered by this prospectus. The actual number of shares, if any, to be offered by each selling stockholder and the number of shares and the percentage of shares to be beneficially owned by such selling stockholder following such offering will be disclosed in an applicable prospectus supplement. We have registered the shares covered by this prospectus for offer and sale by each selling stockholder so that those shares may be freely sold to the public by such selling stockholder. Registration of the shares covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold.

	Shares Beneficially Owned (1)		Common Shares Offered Hereby	Shares Beneficially Owned After Sale of Common Shares Offered Hereby
Name and Address of Selling Stockholder	Number	Percentage (2)	Number	Number (3)	Percentage (4)
Sean O’Connor (5)(6) International Assets Holding Corporation. 708 Third Avenue Suite 702 New York, N.Y. 10017	1,231,064	14.0%	100,000	1,131,064	12.9%
Scott Branch (7)(8) International Assets Holding Corporation 708 Third Avenue Suite 702 New York, N.Y. 10017	1,022,571	11.7%	100,000	922,571	10.6%

(1)

The amounts of common stock beneficially owned and reported on the basis of regulations of the SEC governing determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. In computing the number of shares beneficially owned by a person and the percentage ownership of that person the number of common shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the accompanying footnotes or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	The percentage ownership for each selling stockholder is based on 8,570,753 common shares outstanding as of June 30, 2008. This assumes that all of the shares currently beneficially owned by such selling stockholder and registered hereunder are sold and such selling stockholder acquires no additional common shares before the completion of this offering.
(3)	Assumes that all of the shares currently beneficially owned by such selling stockholder and registered hereunder are sold and such selling stockholder acquires no additional common shares before the completion of this offering.
(4)	The percentage ownership for each selling stockholder is based on 8,570,753 common shares outstanding as of June 30, 2008 and assumes only the sale of common shares by such selling stockholder. Any sale by the Company (rather than the selling stockholders) of common shares covered by this prospectus would result in a decrease in the ownership percentage for each selling stockholder.
(5)	Mr. O’Connor is the Chief Executive Officer and a director of the Company.
(6)	The number of shares beneficially owned by Mr. O’Connor includes 231,500 shares which Mr. O’Connor may acquire under outstanding options and 780,434 shares held by the St. James Trust, for which Mr. O’Connor acts as an adviser.
(7)	Mr. Branch is the President and a director of the Company.
(8)	The number of shares beneficially owned by Mr. Branch includes 196,500 shares which Mr. Branch may acquire under outstanding options and 367,647 shares held by Mr. Branch’s spouse.

PLAN OF DISTRIBUTION

Either we or the Selling Stockholders may sell the common stock in and outside the United States through underwriters or dealers, including Banc of America Securities LLC, directly to purchasers or through agents or in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers. To the extent required by applicable law, a prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•

the purchase price of the common stock from us or the Selling Stockholders and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us or the Selling Stockholders from the sale of the common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The Selling Stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus.

Sale through Underwriters or Dealers

If we or the Selling Stockholders use underwriters in the sale of common stock, the underwriters will acquire the common stock for their own account. The underwriters may resell the common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we or the Selling Stockholders inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to conditions, and the underwriters will be obligated to purchase all the common stock if they purchase any common stock. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We or the Selling Stockholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price with additional discounts or commissions, as may be set forth in the applicable prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the common stock in the open market. These transactions may include short sales, over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered common stock sold for their account may be reclaimed by the syndicate if such offered common stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered common stock, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If we or the Selling Stockholders use dealers in the sale of common stock, we or the Selling Stockholders will sell the common stock to them as principals. They may then resell the common stock to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the common stock may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of that common stock. We or the Selling Stockholders will include in any prospectus supplement the names of the dealers and the terms of the transactions.

Direct Sales and Sales through Agents

We or the Selling Stockholders may sell the common stock directly. In that event, no underwriters or agents would be involved. We and the Selling Stockholders may also sell the common stock through agents we or the Selling Stockholders designate from time to time. In the prospectus supplement, we or the Selling Stockholders will name any agent involved in the offer or sale of the common stock, and we or the Selling Stockholders will describe any commissions payable by us or the Selling Stockholders, respectively, to the agent. Unless we or the Selling Stockholders inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the Selling Stockholders may sell the common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the common stock. We or the Selling Stockholders will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we or the Selling Stockholders so indicate in the prospectus supplement, we or the Selling Stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase common stock from us or the Selling Stockholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We or the Selling Stockholders may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or the Selling Stockholders or perform services for us or the Selling Stockholders in the ordinary course of their businesses.

We will bear all costs, expenses and fees associated with the registration of the shares of common stock. The Selling Stockholders will bear the fees and expenses of their own counsel and all commissions, brokerage fees and discounts, if any, associated with the sale of shares of our common stock owned by them.

Underwriters, dealers, agents and their affiliates who participate in the securities distribution may engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Shutts & Bowen, LLP, Miami, Florida. Certain legal matters will be passed upon for any underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of International Assets Holding Corporation and subsidiaries as of September 30, 2007 and 2006 and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Rothstein, Kass & Company, P.C., Independent Registered Public Accounting Firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy and information statements and other information may be examined without charge at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Copies of all or a portion of such materials can be obtained from the SEC’s Public Reference Room upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding companies, such as us, that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have “incorporated by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus.

We incorporate by reference into this prospectus our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until all shares offered by this prospectus are sold or until this offering is otherwise completed (other than any information furnished under or in connection with either Item 9 or Item 12 of any Current Report on Form 8-K):

International Assets Holding Corporation SEC Filings (File No. 000-23554)	Period or Date

Annual Report on Form 10-K (including the information incorporated by reference from our definitive proxy statement relating to our 2008 annual meeting of stockholders)	Fiscal year ended September 30, 2007

Quarterly Report on Form 10-Q	Quarterly period ended December 31, 2007

Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2008

Current Report on Form 8-K	Filed on October 31, 2007

Current Report on Form 8-K	Filed on December 21, 2007

Current Report on Form 8-K	Filed on December 28, 2007

Current Report on Form 8-K	Filed on March 14, 2008

Description of our common stock as set forth in our registration statement on Form SB-2 and all amendments thereto	Filed on February 2, 1994, and all amendments thereto

We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

International Assets Holding Corporation

220 E. Central Parkway, Suite 2060

Altamonte Springs, Florida 32701

Tel: (407) 741-5300

Attention: Nancey McMurtry

Our website is at http://www.intlassets.com. Information on our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the aggregate expenses paid or to be paid by the registrant in connection with the issuance and distribution of the securities being registered. All amounts indicated are estimates, other than the registration fee.

Securities and Exchange Commission registration fee	$6,131
Accounting fees and expenses	$11,000
Printing and engraving	$5,000
Legal fees and expenses	$15,000
Miscellaneous	$1,000

Total	$38,131

Item 15.	Indemnification of Directors and Officers

Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, we are required to indemnify any present or former officer or director against expenses reasonably incurred by the officer or director in connection with legal proceedings in which the officer or director becomes involved by reason of being an officer or director if the officer or director is successful in the defense of such proceedings. Section 145 also provides that we may indemnify an officer or director in connection with a proceeding against which he or she is not successful in defending if it is determined that the officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, and in the case of a criminal action, if it is determined that the officer or director had no reasonable cause to believe his or her conduct was unlawful. Liabilities for which an officer or director may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses incurred in connection with such proceedings. In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to us (except for expenses allowed by a court).

Pursuant to the provisions of Article VII of our bylaws, we are required to indemnify our officers or directors to a greater extent than under the current provisions of Section 145 of the Delaware General Corporation Law. Except with respect to stockholder derivative actions, our bylaws generally state that an officer or director will be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the officer or director in connection with any threatened, pending or completed action, suit or proceeding, provided that (i) such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; and (ii) with respect to criminal actions or proceedings, such officer or director had no reasonable cause to believe his conduct was unlawful. With respect to stockholder derivative actions, our bylaws generally state that an officer or director will be indemnified against expenses actually and reasonably incurred by the officer or director in connection with the defense or settlement of any threatened, pending or completed action or suit provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, except that no indemnification (except for indemnification allowed by a court) will be made with respect to any claim, issue or matter as to which such officer or director has been adjudged to be liable for negligence or misconduct in the performance of the officers or director’s duty to us. Our bylaws also provide that under certain circumstances, we will advance expenses for the defense of any action for which indemnification may be available.

Additionally, pursuant our certificate of incorporation, a director is not personally liable to us or any of our stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability resulting from (i) any breach of the director’s duty of loyalty to us or to our stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) violation of Section 174 of the Delaware General Corporation Law, which generally holds directors liable for unlawful dividends, stock purchases or stock redemptions in the event of our dissolution or insolvency; or (iv) any transaction from which the director derived an improper personal benefit.

The indemnification provided by the Delaware General Corporation Law, our certificate of incorporation, and our bylaws is not exclusive of any other rights to which our directors or officers may be entitled. We also carry directors’ and officers’ liability insurance.

Item 16.	Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Description

1.1	Underwriting Agreement (a)

3.1	Certificate of Incorporation (incorporated by reference from the Company’s Quarterly Report on Form 10-QSB as filed with the SEC on May 17, 2004).

3.2	By Laws (incorporated by reference from the Company’s Registration Statement on Form 10-Q as filed with the SEC on August 14, 2007).

5.1	Opinion of Shutts & Bowen LLP.

23.1	Consent of Rothstein Kass & Company, P.C.

23.2	Consent of Shutts & Bowen, LLP (included in Exhibit 5.1).

24.1	Power of Attorney of certain directors and officers of International Assets Holding Corporation. (See Page II – 6 of this Registration Statement.)

(a)	If applicable, to be subsequently filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on July 22, 2008.

INTERNATIONAL ASSETS HOLDING CORPORATION

By:	/s/ Sean M. O’Connor
Sean M. O’Connor, Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Sean M. O’Connor and Scott J. Branch, and each of them severally, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott J. Branch	Director and President	July 22, 2008
Scott J. Branch

/s/ John M. Fowler	Director	July 22, 2008
John M. Fowler

/s/ Robert A. Miller	Director	July 22, 2008
Robert A. Miller

/s/ Sean M. O’Connor	Director and Chief Executive Officer	July 22, 2008
Sean M. O’Connor

/s/ John Radziwill	Director	July 22, 2008
John Radziwill

/s/ Diego J. Veitia	Director and Chairman of the Board	July 22, 2008
Diego J. Veitia

/s/ Justin R. Wheeler	Director	July 22, 2008
Justin R. Wheeler

/s/ Brian T. Sephton	Chief Financial Officer and Treasurer	July 22, 2008
Brian T. Sephton

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement (a)

3.1	Certificate of Incorporation (incorporated by reference from the Company’s Quarterly Report on Form 10-QSB as filed with the SEC on May 17, 2004).

3.2	By Laws (incorporated by reference from the Company’s Registration Statement on Form 10-Q as filed with the SEC on August 14, 2007).

5.1	Opinion of Shutts & Bowen LLP.

23.1	Consent of Rothstein Kass & Company, P.C.

23.2	Consent of Shutts & Bowen LLP (included in Exhibit 5.1).

24.1	Power of Attorney of certain directors and officers of International Assets Holding Corporation. (See Page II – 6 of this Registration Statement.)

(a)	If applicable, to be subsequently filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.